
<ARTICLE> 5
<LEGEND>
                                                                    EXHIBIT 27

                      MANOR CARE, INC. AND SUBSIDIARIES
                         Financial Data Schedule For
                   Commercial and Industrial Companies (*)

(*) This schedule contains summary financial information extracted from the Consolidated Balance Sheets, the Consolidated Statements of Income and the
     Consolidated Statements of Cash Flows and is qualified in its entirety by refernce to such financial statements.
</LEGEND>

<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          MAY-31-1995
<PERIOD-END>                               NOV-30-1994
<CASH>                                          48,027
<SECURITIES>                                         0
<RECEIVABLES>                                  109,411
<ALLOWANCES>                                    24,867
<INVENTORY>                                     13,047
<CURRENT-ASSETS>                               182,433
<PP&E>                                       1,226,980
<DEPRECIATION>                                 338,713
<TOTAL-ASSETS>                               1,247,340
<CURRENT-LIABILITIES>                          173,334
<BONDS>                                        269,940
<COMMON>                                         6,548
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     574,602
<TOTAL-LIABILITY-AND-EQUITY>                 1,247,340
<SALES>                                              0
<TOTAL-REVENUES>                               645,646
<CGS>                                                0
<TOTAL-COSTS>                                  507,821
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 6,320
<INTEREST-EXPENSE>                              12,888
<INCOME-PRETAX>                                 83,370
<INCOME-TAX>                                    34,000
<INCOME-CONTINUING>                             49,370
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    49,370
<EPS-PRIMARY>                                      .79<F1>
<EPS-DILUTED>                                      .79<F1>

<F1>The Company presents simple earnings per share (EPS) on the face of its income statement as fully dilutive EPS is at least 97% of simple EPS. The figures presented above are simple EPS.

